THE SHARPER IMAGE®

350 The Embarcadero

San Francisco, CA 94105 Corporate Headquarters

FOR IMMEDIATE RELEASE

May 10, 2007

SHARPER IMAGE REPORTS APRIL AND FIRST QUARTER SALES RESULTS

San Francisco, CA - Sharper Image Corporation (NASDAQ: SHRP) today reported sales for the month of April, and for the first quarter ended April 30, 2007.

April Sales

For the month ended April 30, 2007, total Company sales were $21.3 million compared to $33.1 million in the previous year, a decrease of 36 percent. Total store sales were $14.5 million compared to $16.3 million in the prior April, a decrease of 11 percent. Comparable store sales in April decreased 11 percent. Total catalog sales/direct marketing sales (including wholesale) were $3.6 million compared to last April's $11.5 million, a decrease of 69 percent. Internet sales were $3.2 million compared to last April's $5.3 million, a decrease of 40 percent.

First Quarter Sales

For the first quarter ended April 30, 2007, total Company sales were $65.5 million compared to $104.0 million in the previous year, a decrease of 37 percent. Total store sales for the first quarter were $44.1 million compared to $56.8 million in the prior year, a decrease of 22 percent. Comparable store sales for the quarter decreased 22 percent. Total catalog sales/direct marketing sales (including wholesale) for the quarter were $11.3 million compared to $30.1 million, a decrease of 62 percent. Internet sales for the first quarter were $10.0 million compared to $17.2 million, a decrease of 42 percent.

About Sharper Image

The Sharper Image is a specialty retailer that is nationally and internationally renowned as a leading source of new, innovative, high-quality products that make life better and more enjoyable. The Company's principal selling channels include 186 Sharper Image specialty stores throughout the United States; the award-winning Sharper Image monthly catalog; and its primary Web site, www.sharperimage.com. The Company also has business-to-business sales teams for marketing its exclusive and proprietary products for corporate incentive and reward programs and wholesale to selected U.S. and international retailers.

Forward-Looking Statements

This release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are based on the Company's current plans, expectations, estimates, and projections about the specialty retail industry and management's beliefs about the Company's future performance. Words such as "anticipates," "expects," "intends," "plans," "believes," "seeks," "estimates" or variations of such words and similar expressions are intended to identify such forward-looking statements. These statements are not guarantees of future performance and are subject to risks and uncertainties that are difficult to predict and which may cause the Company's actual results and performance to differ materially from those expressed or forecasted in any such forward-looking statements. Some of these risks and uncertainties are discussed in the Company's Quarterly Report on Form 10-Q for the quarter ended October 31, 2006 under "Risk Factors." These risks include, among other factors, the Company's ability to remain listed on the Nasdaq Global Market, its ability to continue to find or develop and to offer attractive merchandise to customers, the market potential for products in design, changes in business and economic conditions, risks associated with the expansion of its retail store, catalog and Internet operations, and changes in the competitive environment in which it operates. Unless required by law, the Company undertakes no obligation to update publicly any forward-looking statements. However, readers should carefully review the statements set forth in the reports, which the Company files from time to time with the Securities and Exchange Commission, particularly its Annual Report on Form 10-K, its Quarterly Reports on Form 10-Q and its Current Reports on Form 8-K.

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Investors:

Tersh Barber

Sharper Image

415-445-6274

Media:

Patrick Linehan

Robinson Lerer & Montgomery

646-805-2047